Exhibit 23.02




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 26, 2001, on the financial statements of Atlantic Water Trust included in this Form 10-K as Exhibit 99, into Enron Corp.'s previously filed Registration Statement File Nos. 33-13397 (Savings Plan), 33-
34796 (Savings Plan), 33-52261 (Savings Plan), 33-27893 (1988
Stock Option Plan), 33-52768 (1991 Stock Plan), 33-60821 (1994
Stock Plan), 333-70465 (Debt Securities, Common Stock, Preferred Stock and Depository Shares), 333-48193 (1994 Deferral Plan), 333-82225 (1994 Stock Plan), 333-85001 (1994 Stock Plan), 333-82227
(1991 Stock Plan), 333-84999 (1991 Stock Plan), 333-54448 (1991
Stock Plan), 333-54452 (1994 Stock Plan), 333-54454 (1999 Stock
Plan), 333-41776 (Debt Securities, Preferred Stock, Depository Shares), 333-34030 (4.9 Million Shares of Common Stock) and 333-39394 (616,778 Shares of Common Stock).


ARTHUR ANDERSEN LLP



Houston, Texas
March 26, 2001